                                                                    EXHIBIT 11
                               NORAND CORPORATION
                        COMPUTATION OF PER SHARE INCOME

                                                                                              THREE MONTHS ENDED
                                                                             -----------------------------------------------------
                                                                               NOVEMBER 30, 1996             DECEMBER 2, 1995
                                                                             ---------------------       -------------------------
                                                                                            FULLY                         FULLY
                                                                             PRIMARY       DILUTED       PRIMARY         DILUTED
                                                                             ---------    --------       ----------      ---------
Net loss to common shareholders (in thousands)                                  $(233)       $(233)        $(4,843)       $(4,843)
                                                                             =========    ========       ==========      =========

Earnings Per Share Pursuant to APB 15

Weighted average common shares outstanding                                   7,664,865    7,664,865       7,663,691      7,663,691

Incremental shares outstanding assuming exercise of weighted
  average common stock options granted pursuant to APB 15                            0            0               0              0
                                                                             ---------    --------       ----------      ---------

Average common and common equivalent shares outstanding
  pursuant to APB 15                                                         7,664,865    7,664,865       7,663,691      7,663,691
                                                                             =========    ========       ==========      =========

Loss per common share pursuant to APB 15                                       $(0.03)      $(0.03)         $(0.63)        $(0.63)
                                                                             =========    ========       ==========      =========

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